Earnings Release

Mastercard Incorporated Reports Second Quarter 2026 Financial Results

•Second quarter net income of $4.4 billion, and diluted earnings per share (EPS) of $4.97
•Second quarter adjusted net income of $4.5 billion, and adjusted diluted EPS of $5.04
•Second quarter net revenue of $9.3 billion, an increase of 14%, or 12% on a currency-neutral basis
•Second quarter gross dollar volume up 8% and purchase volume up 10%, on a local currency basis
Purchase, NY - July 30, 2026 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second quarter 2026.

“We delivered above expectations with net revenue growth at 14% year-over-year, or 12% on a currency-neutral basis in the second quarter. These results reflect our role in powering more ways to shop, pay and do business. From new partnerships in Mexico and the UAE to our market-first Agentic Payment capability, we’re unlocking opportunities unique to Mastercard and shaping what’s next in commerce.” said Michael Miebach, Mastercard CEO.

Quarterly Results

Second Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q2 2026	Q2 2025	Reported GAAP	Currency-neutral
Net revenue	$9.3	$8.1	14%	12%
Operating expenses	$3.7	$3.4	10%	9%
Operating income	$5.6	$4.8	17%	14%
Operating margin	60.2%	58.7%	1.5 ppt	1.1 ppt
Effective income tax rate	20.0%	20.8%	(0.8) ppt	(0.9) ppt
Net income	$4.4	$3.7	19%	16%
Diluted EPS	$4.97	$4.07	22%	19%

Key Second Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q2 2026	Q2 2025	As adjusted	Currency-neutral
Net revenue	$9.3	$8.1	14%	12%
Adjusted operating expenses	$3.6	$3.3	11%	10%
Adjusted operating margin	61.1%	59.9%	1.2 ppt	0.8 ppt
Adjusted effective income tax rate	20.0%	20.9%	(0.8) ppt	(0.9) ppt
Adjusted net income	$4.5	$3.8	18%	16%
Adjusted diluted EPS	$5.04	$4.15	21%	19%
[1] The Key Second Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Second Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q2 2026 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 8%	up 12%	up 9%
The following information is provided to aid in understanding Mastercard’s second quarter 2026 results, versus the year ago period.
•Net revenue increased 14%, or 12% on a currency-neutral basis versus the comparable period in 2025. The increase was attributable to growth in our payment network and value-added services and solutions.
▪Payment network net revenue increased 10%, or 8% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 8% on a local currency basis to $2.9 trillion.
•Cross-border volume growth of 12% on a local currency basis.
•Switched transactions growth of 9%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 22%, or 20% on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 20%, or 18% on a currency-neutral basis. The growth was driven primarily by our underlying key drivers, security solutions, consumer acquisition and engagement services, digital and authentication solutions and business and market insights and pricing. This includes a minimal decrease from acquisitions and dispositions.
•Total operating expenses increased 10% as compared to the same period in 2025, primarily due to higher general and administrative expenses. Excluding the impact of Second Quarter Special Items, adjusted operating expenses increased 11%, or 10% on a currency-neutral basis. This includes a 1 percentage point benefit from acquisitions and dispositions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was favorable by $4 million versus the year ago period. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was favorable by $9 million.
•The effective tax rate for the second quarter of 2026 was 20.0%, versus 20.8% for the comparable period in 2025. The adjusted effective tax rate for the second quarter of 2026 was 20.0%, versus 20.9% for the comparable period in 2025. Both as-reported and as-adjusted income tax rates were lower versus the comparable period in 2025 due to partially offsetting tax impacts in 2026, including discrete tax benefits in the periods.
•As of June 30, 2026, the company’s customers had issued 3.7 billion Mastercard and Maestro-branded cards.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2026	2025	Reported GAAP	Currency-neutral
Net revenue	$17.7	$15.4	15%	12%
Operating expenses	$7.2	$6.5	11%	10%
Operating income	$10.5	$8.9	18%	14%
Operating margin	59.4%	58.0%	1.3 ppt	0.9 ppt
Effective income tax rate	19.7%	19.8%	(0.1) ppt	(0.2) ppt
Net income	$8.3	$7.0	18%	14%
Diluted EPS	$9.32	$7.66	22%	17%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2026	2025	As adjusted	Currency-neutral
Net revenue	$17.7	$15.4	15%	12%
Adjusted operating expenses	$6.9	$6.2	11%	9%
Adjusted operating margin	61.0%	59.6%	1.3 ppt	0.9 ppt
Adjusted effective income tax rate	19.7%	20.1%	(0.4) ppt	(0.4) ppt
Adjusted net income	$8.6	$7.2	19%	15%
Adjusted diluted EPS	$9.64	$7.87	22%	18%
[1] The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2026 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 8%	up 12%	up 9%
The following information is provided to aid in understanding Mastercard’s year-to-date 2026 results, versus the year ago period.
•Net revenue increased 15%, or 12% on a currency-neutral basis. The increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 11%, as reported and 8% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 8% on a local currency basis to $5.6 trillion.
•Cross-border volume growth of 12% on a local currency basis.
•Switched transactions growth of 9%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 22%, or 19% on a currency-neutral basis, primarily due to an increase in our key drivers, as well as new and renewed deals.

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▪Value-added services and solutions net revenue increased 21%, or 18% on a currency-neutral basis. The increase was driven primarily by growth in our underlying drivers, security and digital and authentication solutions, consumer acquisition and engagement services, business and market insights and pricing. This includes a minimal decrease from acquisitions and dispositions.
•Total operating expenses increased 11% as compared to 2025, primarily due to higher general and administrative expenses which included a restructuring charge in the first quarter of 2026, partially offset by lower litigation provisions. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 11%, or 9% on a currency-neutral basis. This includes a minimal benefit from acquisitions and dispositions. The remaining increase was primarily due to higher general and administrative expenses.
•Other income (expense) was favorable $27 million versus the year ago period, primarily due to government grant agreements executed in the fourth quarter 2025, partially offset by higher net losses in the current year versus the prior year on our equity investments. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was favorable $70 million versus the prior year primarily due to the government grant agreements.
•The effective tax rate for year-to-date 2026 was 19.7%, versus 19.8% for the comparable period in 2025. The adjusted effective tax rate for year-to-date 2026 was 19.7%, versus 20.1% for the comparable period in 2025. Both as-reported and as-adjusted income tax rates were lower versus the comparable period in 2025 due to partially offsetting tax impacts in 2026, including discrete tax benefits in the periods.
Return of Capital to Stockholders
During the second quarter of 2026, Mastercard repurchased 9.8 million shares at a cost of $4.9 billion and paid $771 million in dividends.
Quarter-to-date through July 27, the company repurchased 1.3 million shares at a cost of $0.7 billion, which leaves $7.8 billion remaining under approved share repurchase programs.
Second Quarter 2026 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its second quarter and year-to-date 2026 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-609-800-9909 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or

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industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholder reaction
•the inability to attract and retain a highly qualified workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard powers economies and empowers people in more than 220 countries and territories worldwide. Together with our customers, we are building a resilient economy where everyone can prosper. We support a wide range of digital payments choices, making transactions secure, simple, smart and accessible. Our technology and innovation, partnerships and networks combine to deliver a unique set of products and services that help people, businesses and governments realize their greatest potential.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in millions, except per share data)
Net Revenue	$9,277	$8,133	$17,675	$15,383
Operating Expenses:
General and administrative	3,082	2,766	6,121	5,289
Advertising and marketing	217	213	370	365
Depreciation and amortization	309	281	608	556
Provision for litigation	82	96	82	247
Total operating expenses	3,690	3,356	7,181	6,457
Operating income	5,587	4,777	10,494	8,926
Other Income (Expense):
Investment income	88	70	169	158
Gains (losses) on equity investments, net	(2)	4	(68)	(25)
Interest expense	(218)	(195)	(403)	(377)
Other income (expense), net	31	16	106	21
Total other income (expense)	(101)	(105)	(196)	(223)
Income before income taxes	5,486	4,672	10,298	8,703
Income tax expense	1,098	971	2,028	1,722
Net Income	$4,388	$3,701	$8,270	$6,981
Basic Earnings per Share	$4.98	$4.08	$9.33	$7.67
Basic weighted-average shares outstanding	882	908	887	910
Diluted Earnings per Share	$4.97	$4.07	$9.32	$7.66
Diluted weighted-average shares outstanding	883	909	888	911

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Consolidated Balance Sheets (Unaudited)
	June 30, 2026	December 31, 2025
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$11,291	$10,566
Restricted cash and restricted cash equivalents	488	561
Restricted security deposits held for customers	2,196	2,121
Investments	318	332
Accounts receivable	5,047	4,609
Settlement assets	2,371	1,626
Prepaid expenses and other current assets	4,811	3,743
Total current assets	26,522	23,558
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,878 and $2,756, respectively	2,541	2,303
Deferred income taxes	1,441	1,567
Goodwill	9,498	9,560
Other intangible assets, net of accumulated amortization of $3,303 and $3,096, respectively	5,466	5,554
Other assets	12,223	11,615
Total Assets	$57,691	$54,157

Liabilities and Equity
Current liabilities:
Accounts payable	$1,130	$999
Settlement obligations	3,159	2,409
Restricted security deposits held for customers	2,196	2,121
Accrued litigation	296	800
Accrued expenses	13,027	13,272
Short-term debt	2,459	749
Other current liabilities	2,737	2,412
Total current liabilities	25,004	22,762
Long-term debt	22,184	18,251
Deferred income taxes	315	307
Other liabilities	4,582	5,091
Total Liabilities	52,085	46,411

Commitments and Contingencies

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,406 shares issued and 871 and 887 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding	—	—
Additional paid-in-capital	7,070	6,907
Class A treasury stock, at cost, 536 and 518 shares, respectively	(92,226)	(83,224)
Retained earnings	91,771	85,035
Accumulated other comprehensive income (loss)	(1,004)	(981)
Mastercard Incorporated Stockholders' Equity	5,611	7,737
Non-controlling interests	(5)	9
Total Equity	5,606	7,746
Total Liabilities and Equity	$57,691	$54,157

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Consolidated Statements of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2026	2025
	(in millions)
Operating Activities
Net income	$8,270	$6,981
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	1,310	993
Depreciation and amortization	608	556
(Gains) losses on equity investments, net	68	25
Share-based compensation	326	308
Deferred income taxes	110	81
Other	84	60
Changes in operating assets and liabilities:
Accounts receivable	(448)	(217)
Settlement assets	(745)	(590)
Prepaid expenses	(3,835)	(2,238)
Accrued litigation and legal settlements	(504)	81
Restricted security deposits held for customers	90	125
Accounts payable	124	(168)
Settlement obligations	750	356
Accrued expenses	788	(203)
Net change in other assets and liabilities	(224)	833
Net cash provided by operating activities	6,772	6,983
Investing Activities
Purchases of investment securities available-for-sale	(134)	(247)
Purchases of investments held-to-maturity	—	(22)
Proceeds from sales of investment securities available-for-sale	32	126
Proceeds from maturities of investment securities available-for-sale	89	125
Proceeds from maturities of investments held-to-maturity	13	27
Purchases of property and equipment	(445)	(199)
Capitalized software	(368)	(367)
Other investing activities	(66)	(10)
Net cash used in investing activities	(879)	(567)
Financing Activities
Purchases of treasury stock	(8,933)	(4,838)
Dividends paid	(1,548)	(1,385)
Proceeds from debt, net of discounts	5,596	1,242
Payment of debt	—	(750)
Proceeds from (payment of) debt, maturities of 90 days or less, net	84	—
Tax withholdings related to share-based payments	(204)	(279)
Cash proceeds from employee stock plans	73	117
Other financing activities	(108)	(100)
Net cash used in financing activities	(5,040)	(5,993)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(126)	341
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	727	764
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	13,248	10,808
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$13,975	$11,572

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Non-GAAP Financial Information
Non-GAAP financial information is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude (where applicable) the impact of gains and losses on the company’s equity investments, which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude (where applicable) the impact of special items, which represent litigation judgments and settlements and/or certain one-time items, as well as the related tax impacts.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statements of operations when the underlying forecasted transactions impact earnings. The translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments as specified above have been excluded from the company’s currency-neutral growth rates.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation, among other things. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the company’s measures calculated in accordance with GAAP.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures in the non-GAAP reconciliation tables below.

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Non-GAAP Reconciliations (Quarter-to-date)
	Three Months Ended June 30, 2026
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,690	60.2%	$(101)	20.0%	$4,388	$4.97
(Gains) losses on equity investments [1]	**	**	2	(0.1)%	5	0.01
Litigation provisions [2]	(82)	0.9%	**	0.1%	59	0.07
Adjusted - Non-GAAP	$3,608	61.1%	$(100)	20.0%	$4,453	$5.04

	Three Months Ended June 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,356	58.7%	$(105)	20.8%	$3,701	$4.07
(Gains) losses on equity investments [1]	**	**	(4)	0.1%	(5)	(0.01)
Litigation provisions [3]	(96)	1.2%	**	0.1%	73	0.08
Adjusted - Non-GAAP	$3,260	59.9%	$(109)	20.9%	$3,769	$4.15

	Three Months Ended June 30, 2026 as compared to the Three Months Ended June 30, 2025
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	10%	1.5	ppt	(0.8)	ppt	19%	22%
(Gains) losses on equity investments [1]	**	**		(0.1)	ppt	—%	—%
Litigation provisions [2,3]	1%	(0.3)	ppt	0.1	ppt	(1)%	(1)%
Adjusted - Non-GAAP	11%	1.2	ppt	(0.8)	ppt	18%	21%
Currency impact [4]	(1)%	(0.4)	ppt	(0.1)	ppt	(3)%	(3)%
Adjusted - Non-GAAP - currency-neutral	10%	0.8	ppt	(0.9)	ppt	16%	19%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents Q2'26 net pre-tax loss of $2 million and Q2’25 net pre-tax gain of $4 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Second Quarter Special Items
2.Represents Q2'26 pre-tax charges of $82 million, which includes a legal provision associated with the ATM non-discrimination rule surcharge complaints, a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation and provisions associated with various other legal matters.
3.Represents Q2'25 pre-tax charges of $96 million primarily due to a legal provision associated with the ATM non-discrimination rule surcharge complaints.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of our foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Non-GAAP Reconciliations (Year-to-date)
	Six Months Ended June 30, 2026
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,181	59.4%	$(196)	19.7%	$8,270	$9.32
(Gains) losses on equity investments [1]	**	**	68	(0.1)%	69	0.08
Litigation provisions [2]	(82)	0.5%	**	0.1%	59	0.07
Restructuring charge [3]	(202)	1.1%	**	—%	158	0.18
Adjusted - Non-GAAP	$6,897	61.0%	$(128)	19.7%	$8,556	$9.64

	Six Months Ended June 30, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$6,457	58.0%	$(223)	19.8%	$6,981	$7.66
(Gains) losses on equity investments [1]	**	**	25	—%	19	0.02
Litigation provisions [4]	(247)	1.6%	**	0.3%	174	0.19
Adjusted - Non-GAAP	$6,210	59.6%	$(198)	20.1%	$7,175	$7.87

	Six Months Ended June 30, 2026 as compared to the Six Months Ended June 30, 2025
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	11%	1.3	ppt	(0.1)	ppt	18%	22%
(Gains) losses on equity investments [1]	**	**		(0.1)	ppt	1%	1%
Litigation provisions [2,4]	3%	(1.1)	ppt	(0.2)	ppt	(2)%	(2)%
Restructuring charge [3]	(3)%	1.1	ppt	—	ppt	2%	2%
Adjusted - Non-GAAP	11%	1.3	ppt	(0.4)	ppt	19%	22%
Currency impact [5]	(2)%	(0.4)	ppt	(0.1)	ppt	(4)%	(4)%
Adjusted - Non-GAAP - currency-neutral	9%	0.9	ppt	(0.4)	ppt	15%	18%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents year-to-date 2026 and 2025 net pre-tax losses of $68 million and $25 million, respectively, primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-date Special Items
2.Represents year-to-date 2026 pre-tax charges of $82 million which includes a legal provision associated with the ATM non-discrimination rule surcharge complaints, a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation and provisions associated with various other legal matters.
3.Represents year-to-date 2026 pre-tax charge of $202 million as a result of a restructuring action primarily intended to enable reinvestment to support the realization of our long-term growth opportunities.
4.Represents year-to-date 2025 pre-tax charges of $247 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation and a legal provision associated with the ATM non-discrimination rule surcharge complaints.
Other Notes
5.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	Three Months Ended June 30, 2026
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$654	8.1%	8.4%	$508	10.9%	13,813	11.2%	$146	0.5%	1,342	1,052
Canada	76	8.1%	8.1%	74	8.2%	1,242	8.0%	2	2.3%	7	98
Europe	1,025	9.6%	8.5%	838	10.5%	21,998	8.5%	186	0.5%	874	986
Latin America	269	24.4%	13.9%	203	16.9%	8,250	16.8%	66	5.6%	420	588
Worldwide less United States	2,024	10.8%	9.1%	1,623	11.3%	45,304	10.7%	400	1.3%	2,643	2,725
United States	858	5.5%	5.5%	794	6.5%	11,792	3.5%	64	(5.0)%	274	739
Worldwide	2,881	9.2%	8.0%	2,417	9.6%	57,096	9.2%	464	0.4%	2,917	3,463
Mastercard Credit and Charge Programs
Worldwide less United States	874	9.5%	8.5%	834	8.8%	18,420	7.2%	39	1.8%	143	841
United States	458	9.5%	9.5%	446	9.7%	4,721	8.7%	12	3.1%	10	365
Worldwide	1,331	9.5%	8.8%	1,280	9.1%	23,140	7.5%	51	2.1%	154	1,206
Mastercard Debit Programs
Worldwide less United States	1,150	11.8%	9.6%	789	13.9%	26,884	13.3%	361	1.3%	2,499	1,884
United States	400	1.3%	1.3%	348	2.6%	7,071	0.3%	53	(6.7)%	263	373
Worldwide	1,550	8.9%	7.3%	1,137	10.2%	33,955	10.3%	413	0.2%	2,763	2,257

	Six Months Ended June 30, 2026
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,299	8.5%	7.3%	$1,003	10.0%	26,733	11.0%	$296	(0.7)%	2,698	1,052
Canada	143	10.0%	7.7%	139	7.8%	2,342	8.1%	4	2.4%	14	98
Europe	1,968	13.0%	8.8%	1,609	10.8%	41,699	8.1%	359	0.7%	1,682	986
Latin America	521	24.4%	13.8%	390	16.5%	16,023	16.1%	130	6.3%	827	588
Worldwide less United States	3,931	12.7%	8.9%	3,141	11.1%	86,796	10.4%	790	1.0%	5,221	2,725
United States	1,653	4.9%	4.9%	1,526	5.8%	22,631	3.3%	126	(4.4)%	533	739
Worldwide	5,584	10.3%	7.7%	4,668	9.3%	109,427	8.9%	916	0.2%	5,755	3,463
Mastercard Credit and Charge Programs
Worldwide less United States	1,704	11.5%	8.8%	1,626	9.2%	35,658	7.2%	78	1.6%	281	841
United States	874	8.7%	8.7%	851	8.9%	8,957	8.2%	23	2.4%	19	365
Worldwide	2,578	10.5%	8.8%	2,478	9.1%	44,615	7.4%	101	1.8%	300	1,206
Mastercard Debit Programs
Worldwide less United States	2,227	13.7%	9.0%	1,515	13.2%	51,137	12.8%	712	1.0%	4,940	1,884
United States	778	0.9%	0.9%	675	2.0%	13,675	0.3%	104	(5.8)%	514	373
Worldwide	3,006	10.1%	6.8%	2,190	9.5%	64,812	9.9%	815	—%	5,455	2,257

APMEA = Asia Pacific / Middle East / Africa
Note that effective Q2 2026, operating performance in the preceding tables includes Venezuela cross-border activity, as applicable.
Figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Mastercard Incorporated Operating Performance
	Three Months Ended June 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$605	4.7%	4.4%	$458	6.2%	12,423	9.7%	$147	(1.0)%	1,428	990
Canada	70	3.9%	5.1%	68	5.2%	1,151	7.3%	2	0.8%	7	92
Europe	935	16.9%	13.3%	751	15.1%	20,268	10.9%	184	6.6%	955	938
Latin America	216	7.6%	17.4%	159	19.1%	7,066	13.9%	57	13.1%	430	506
Worldwide less United States	1,826	11.0%	10.3%	1,436	12.1%	40,908	10.9%	390	4.4%	2,819	2,526
United States	813	6.3%	6.3%	746	6.6%	11,390	6.3%	68	3.5%	296	705
Worldwide	2,640	9.5%	9.1%	2,182	10.1%	52,297	9.9%	457	4.3%	3,115	3,230
Mastercard Credit and Charge Programs
Worldwide less United States	798	8.2%	8.9%	759	9.2%	17,180	7.9%	39	4.2%	153	822
United States	418	6.1%	6.1%	407	6.1%	4,342	6.3%	11	6.8%	9	342
Worldwide	1,216	7.5%	7.9%	1,166	8.1%	21,522	7.6%	50	4.8%	162	1,164
Mastercard Debit Programs
Worldwide less United States	1,029	13.2%	11.4%	677	15.4%	23,728	13.2%	351	4.4%	2,666	1,704
United States	395	6.6%	6.6%	339	7.2%	7,048	6.3%	56	2.8%	287	363
Worldwide	1,424	11.2%	10.0%	1,016	12.6%	30,775	11.5%	408	4.2%	2,953	2,067

	Six Months Ended June 30, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,197	3.9%	5.7%	$900	7.0%	24,076	9.3%	$298	1.9%	2,882	990
Canada	130	1.1%	4.8%	127	4.9%	2,167	6.5%	4	1.5%	13	92
Europe	1,741	12.9%	13.1%	1,397	14.9%	38,560	10.5%	344	6.4%	1,843	938
Latin America	418	3.1%	15.4%	307	19.0%	13,806	13.3%	111	6.3%	849	506
Worldwide less United States	3,488	8.0%	10.4%	2,730	12.1%	78,608	10.5%	757	4.6%	5,587	2,526
United States	1,575	6.6%	6.6%	1,443	6.7%	21,910	6.3%	132	5.2%	573	705
Worldwide	5,063	7.6%	9.2%	4,174	10.2%	100,518	9.6%	889	4.7%	6,161	3,230
Mastercard Credit and Charge Programs
Worldwide less United States	1,529	5.4%	8.8%	1,453	9.2%	33,254	7.7%	75	1.9%	300	822
United States	804	6.0%	6.0%	782	6.0%	8,278	5.9%	22	7.4%	17	342
Worldwide	2,333	5.6%	7.8%	2,235	8.0%	41,532	7.3%	98	3.1%	317	1,164
Mastercard Debit Programs
Worldwide less United States	1,959	10.1%	11.6%	1,277	15.6%	45,354	12.7%	682	4.9%	5,287	1,704
United States	771	7.2%	7.2%	662	7.7%	13,632	6.6%	110	4.8%	556	363
Worldwide	2,730	9.3%	10.4%	1,938	12.8%	58,986	11.2%	792	4.8%	5,844	2,067

APMEA = Asia Pacific / Middle East / Africa
Note that effective Q2 2026, operating performance in the preceding tables include Venezuela cross-border activity, as applicable.
Figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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